Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-235303) of Cannae Holdings, Inc.

2.Registration Statement (Form S-8 No. 333-221694) pertaining to the 2017 Omnibus Incentive Plan of Cannae Holdings, Inc.

of our report dated March 1, 2023, with respect to the consolidated financial statements of Alight, Inc., included in the Annual Report (Form 10-K) of Alight, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Chicago, Illinois
March 1, 2023